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                                                                EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               NEW GRANCARE, INC.
                        (Pursuant to Section 245 of the
               General Corporation Law of the State of Delaware)


          NEW GRANCARE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is NEW GRANCARE, INC. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 24, 1996.

          2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted by written consent of the sole stockholder of the Corporation, after first having been advised by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:


                               Article I.  Name

          The name of the corporation is New GranCare, Inc. (the "Corporation").


                         Article II.  Registered Office

          The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, 19805, County of New Castle. The name of the registered agent at such address is Corporation Service Company.


                             Article III.  Purpose

          The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").
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                          Article IV.  Capital Stock

          The total number of shares of capital stock which the Corporation is authorized to issue is 52,000,000 and is divided into two classes as follows:

               (1) 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"); and

               (2) 2,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Common Stock and Preferred Stock of the Corporation are as follows:

     (a)  Provisions Relating to the Common Stock
          ---------------------------------------

               (1) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

               (2) Subject to the rights of the holders of any series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, property or otherwise.

               (3) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any series of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.


     (b)  Provisions Relating to the Preferred Stock
          ------------------------------------------

               (1) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereafter prescribed.

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               (2) Authority is hereby expressly granted to and vested in the
          Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each such series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                    (i) whether or not such series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                    (ii) the number of shares to constitute such series and the designations thereof;

                    (iii) the preferences, and relative, participating,
               optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such series;

                    (iv) whether or not the shares of any such series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                    (v) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                    (vi) the rights in respect of dividends, including whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (vii) the preferences, if any, and the amounts thereof
               which the holders of any such series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

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                    (viii) whether or not the shares of any such series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation, and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                    (ix) such other special rights and provisions with respect to any such series as may seem advisable to the Board of Directors of the Corporation.

               (3) The shares of each series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series shares of the Preferred Stock previously designated for such series but which are not outstanding, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     (c)  General
          -------

               (1) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

               (2) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation or any committee thereof. The Board of Directors of the Corporation or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received

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          (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.


                          Article V.  Indemnification

     (a) To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other legal entity or enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

     (b) The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if then required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced, if it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified for such expenses under existing law.

     (c) The rights to indemnification, and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (d) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

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     (e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 145 of the GCL or any other provision of law.

     (f) The provisions of this Article shall be deemed to be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     (g) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses hereunder in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including by directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances, nor an actual determination by the Corporation (including by directors, independent legal counsel or stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     (h) Any director or officer of the Corporation serving in any capacity for
(i) another corporation, partnership, limited liability company, trust or other legal entity of which a majority of the voting securities entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any entity referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

     (i) Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding (to the extent permitted by law) or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to

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indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.


                        Article VI.  Amendment of Bylaws

     All the powers of the Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power, upon the affirmative vote of a majority of the directors present at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the Board of Directors or to make new Bylaws solely upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation entitled to vote.


                     Article VII.  Exculpation of Directors

     A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                      Article VIII.  Election of Directors

     Election of directors need not be by written ballot.


                 Article IX.  Special Meetings of Stockholders

     Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then serving, by the Chairman of the Board, if such office has been filled, or by the Chief Executive Officer, if the office of Chairman has not been filled.

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     ARTICLE X.  Prohibition of Action by Written Consent of Stockholders

     Except as otherwise provided for or fixed pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent has expressly been approved in advance by the Board of Directors of the Corporation.


             Article XI.  Subsequent Amendments of this Amended and
                     Restated Certificate of Incorporation

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles of this Restated Certificate of Incorporation.

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     IN WITNESS WHEREOF, NEW GRANCARE, INC. has caused this certificate to be signed by ____________________, its __________________, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and is attested by _________________, its Secretary, this _____ day of _______________, 1996.


                         NEW GRANCARE, INC.

                         By:
                            -----------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


Attest:

By:
   -------------------------
     Name:
          ------------------
     Title:
           -----------------

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